SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

CONSOLIDATED-TOMOKA LAND CO.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

IMPORTANT ANNUAL MEETING INFORMATION

Vote by Internet • Go to www.investorvote.com/CTO • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Shareholder Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

Consolidated-Tomoka Land Co. Shareholder Meeting to be held on April 22, 2015

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online, or to request a paper copy of the proxy materials. The matters to be voted on, and location of the annual meeting, are described on the reverse side of this notice. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.edocumentsview.com/cto

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, registered shareholders can also vote their shares.

Step 1: Go to www.investorvote.com/CTO.

Step 2: Click on the icon on the right to view current meeting materials.

Step 3: To vote your shares, return to the investorvote.com/CTO window and follow the instructions on the screen to log in.

Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials - If you want to receive paper copies of these documents, you must request them. There is no charge to you for requesting copies. Please make your request for copies as instructed on the reverse side of this notice on or before April 12, 2015 to facilitate timely delivery.

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Shareholder Meeting Notice

Consolidated-Tomoka Land Co. Annual Meeting of Shareholders will be held on April 22, 2015, at the LPGA International Clubhouse, 1000 Champions Drive, Daytona Beach, Florida, 32124 at 2:00 p.m. Eastern Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR the following proposals:

1.	Election of Directors:
John P. Albright, John J. Allen, Jeffry B. Fuqua, William L. Olivari, Howard C. Serkin, A. Chester Skinner, III, and Thomas P. Warlow, III.
2.	Ratify selection of Grant Thornton as the Company’s Auditors.
3.	“Say on Pay” Advisory Vote.

PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online, or request a paper copy of the proxy materials to receive a proxy card and complete and return the proxy card. If you wish to attend in person and vote your shares at the meeting, please bring this notice with you.

Directions to the Consolidated-Tomoka Land Co. 2015 Annual Meeting

Directions to the Consolidated-Tomoka Land Co. 2015 annual meeting are available online,

and can be viewed at www.edocumentsview.com/cto.

Here’s how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

•  Internet - Go to the website printed on your notice or proxy card. Follow the instructions to log in and order a copy of the current meeting materials.

•  Telephone - Call the number provided on your notice or proxy card and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 12, 2015.

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